UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 15, 2014

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On September 15, 2014, the board of directors, or the Board, of Iron Mountain Incorporated, or the Company, elected Jennifer Allerton, age 62, to serve as a director of the Company. There are no arrangements or understandings between Ms. Allerton and any other persons pursuant to which she was elected as a director, and Ms. Allerton has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Ms. Allerton does not have a family relationship with any member of the Board or any executive officer of the Company.

Ms. Allerton served as Chief Information Officer at F. Hoffman-La Roche Ltd from 2002 to 2012 with responsibility for IT strategy and operations for the Pharma division and all Group IT operations. Prior to this, she served as Technology Director at Barclaycard for three years. Currently, Ms. Allerton serves as an independent director on the boards of Oxford Instruments plc, a provider of high technology tools and systems, and AVEVA Group plc, an engineering design and information management solutions firm for plant, power and marine industries.

For her service as a director, Ms. Allerton will be entitled to the compensation that the Company generally provides to its non-employee directors. A summary of the Company’s currently-effective director compensation plan, or the Director Compensation Plan, is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and is incorporated by reference herein. Ms. Allerton will also be able to participate in the Iron Mountain Incorporated Directors Deferred Compensation Plan. Upon her election, pursuant to the Director Compensation Plan, Ms. Allerton received a grant of 2,672 restricted stock units, or RSUs, under the Iron Mountain Incorporated 2002 Stock Incentive Plan. Each RSU represents the right to receive one full share of the Company’s common stock, and the RSUs vest on the one year anniversary of the grant date (or, if earlier, the annual meeting of stockholders that is closest to the one year anniversary).

Director Retirement

Also on September 15, 2014, Mr. Vincent Ryan informed the Board that he will retire from the Board, effective November 1, 2014. Mr. Ryan advised the Board that the reasons for his decision to retire were not the result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Roderick Day
Name:	Roderick Day
Title:	Executive Vice President and Chief Financial Officer

Date: September 17, 2014